JOHN WILEY & SONS, INC.
Amendment to the John Wiley & Sons, Inc. Employees’ Savings Plan

WHEREAS, John Wiley & Sons, Inc. (the “Company”) maintains the John Wiley & Sons, Inc. Employees’ Savings Plan (the “Plan”); and

WHEREAS, pursuant to Section 12.01 of the Plan, the Board of Directors of the Company (the “Board”) reserves the right to amend the Plan from time to time, subject to certain conditions not here relevant; and

WHEREAS, the Board wishes to clarify the eligibility provisions of the Plan to confirm that eligibility is limited to Employees who are ineligible to participate in another savings plan maintained by the Company or an Affiliated Company; and

WHEREAS, the Board wishes to amend the Company Contribution provisions of the Plan; and

WHEREAS, the Board wishes to discontinue the Basic Retirement Contributions under the Plan; and

WHEREAS, the Board wishes to delegate to the Benefits Administration Board of the Plan the authority to further amend the Plan, as it deems necessary or appropriate, to effectuate these clarifications and amendments to the Plan.

NOW, THEREFORE be it,

RESOLVED, that, effective immediately, Section 2.01 of the Plan is clarified to read as follows:

“2.01 Eligibility
Each employee shall be eligible to become a Participant on any Enrollment Date next following the date on which he or she complete six months (three months, effective on and after January 1, 2014) of employment with the Company or Affiliated Company, provided he or she is then (i) an Employee, except as otherwise provided in Appendix A, and (ii) ineligible to participate in another defined contribution savings plan maintained by the Company or an Affiliated Company.”

and be it further

RESOLVED, that, effective as of January 1, 2020, Section 3.03(a) of the Plan is amended to read as follows:

“(a)  With respect to Plan Years commencing prior to January 1, 2014, the Company shall contribute on behalf of a Participant who elects to make Deferred Cash Contributions, Employee Contributions and/or Catch-up Contributions, an amount equal to (i) 100 percent of the first 2 percent of Compensation, plus (ii) 25 percent of the next 4 percent of Compensation so contributed to the Plan on behalf of or by the Participant during each payroll period, in the following order of priority: (a) Deferred Cash Contributions, then (b) Employee Contributions, and then (c) Catch- up Contributions.

With respect to Plan Years commencing on January 1, 2014 through January 1, 2019, the Company shall contribute on behalf of a Participant who elects to make Deferred Cash Contributions, Employee Contributions and/or Catch-up Contributions, an amount equal to (i) 25 percent of the first 6 percent of Compensation so contributed to the Plan on behalf of or by the Participant during each payroll period, in the following order of priority: (a) Deferred Cash Contributions, then (b) Employee Contributions, and then (c) Catch-up Contributions. In no event, however, shall the Company Contributions pursuant to this Section with respect to Plan Years commencing on or after January 1, 2014 through January 1, 2019 exceed 1.5 percent of the Participant’s Compensation paid while a Participant with respect to a particular Plan Year.

With respect to Plan Years commencing on or after January 1, 2020, the Company shall contribute on behalf of a Participant who elects to make Deferred Cash Contributions, Employee Contributions and/or Catch-up Contributions, an amount equal to (i) 100 percent of the first 3 percent of Compensation, plus (ii) 50 percent of the next 3 percent of Compensation so contributed to the Plan on behalf of or by the Participant during each payroll period, in the following order of priority: (a) Deferred Cash Contributions, then (b) Employee Contributions, and then (c) Catch- up Contributions. In no event, however, shall the Company Contributions pursuant to this Section with respect to Plan Years commencing on or after January 1, 2020 exceed 4.5 percent of the Participant’s Compensation paid while a Participant with respect to a particular Plan Year.”

and be it further

RESOLVED, that, effective as of January 1, 2020, Section 3.03(b) of the Plan is amended by adding the following paragraph to the end thereof:

“Effective with respect to Plan Years beginning on and after January 1, 2020, if as of the last day of the Plan Year the amount of Company Contributions allocated to a Participant’s Company Contribution Account for such Plan Year is less than 100 percent of the first 3 percent of Compensation plus 50 percent of the next 3 percent of Compensation contributed to the Plan by or on behalf of the Participant as Deferred Cash Contributions, Employee Contributions and/or Catch-up Contributions for such Plan Year, the Company shall make an additional "true-up" Company Contribution on behalf of such Participant in an amount equal to the difference. Such true-up Company Contribution shall be credited to the Participant’s Company Contribution Account as soon as practicable following the end of the Plan Year. The true-up Company Contribution described in the preceding sentence shall also be made with respect to a Participant who terminates employment during the Plan Year and such true-up Company Contribution shall be made as soon as administratively practicable following the end of the calendar year in which the Participant terminates employment or, if so determined by the Benefits Administration Board, the date the Participant terminates employment with the Company and all Affiliated Companies, if earlier.”

and be it further

RESOLVED, that, effective as of January 1, 2020, the Basic Retirement Contribution will be eliminated and the following new Section 3.04(c) is added to the Plan to read as follows:

“(c)	Effective beginning January 1, 2020, Basic Retirement Contributions will no longer be made to the Plan.”

and be it further

RESOLVED, that the Board hereby delegates to the members of the Benefits Administration Board of the Plan, in their settlor capacities, all power and authority to take any and all actions, including further amendments to the Plan, as it deems necessary or appropriate to effectuate the intent of the foregoing resolutions;

and be it further

RESOLVED, that the foregoing resolutions are subject to and conditions upon said resolutions not adversely affecting the continued qualified status of the Plan under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”) or the tax-exempt status of the related trust under Section 501 of the Code.

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